Exhibit 11.1

April 28th, 2026

Consent of Independent Accountants

We hereby consent to the use of our report dated April 22nd, 2026, on the consolidated financial statements of Compound Real Estate Bonds Inc. for the years ended December 31st, 2025 and December 31st, 2024, in this Regulation A Annual Report on of Compound Real Estate Bonds Inc. on Form 1-K.

Umair AK CPA LLC

License # C11146

Richmond, Texas

Date: April 28, 2026

Umair AK CPA LLC, 15500 Voss Road, Suite # 8, Sugar Land, Texas, 77498
Phone: 979-288-1505 Email: info@uakcpa.com www.uakcpa.com